EXHIBIT (23)(A)

                       Independent Accountants' Consent

          The Board of Directors
          Deposit Guaranty Corp.:

          We consent to use of our audit report dated February 3, 1995 on the consolidated financial statements of Deposit Guaranty Corp. and subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period ending December 31, 1994 incorporated herein by reference and to the reference of our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for debt securities.

                                             /s/ KPMG Peat Marwick LLP

                                             KPMG PEAT MARWICK LLP

          Jackson, Mississippi
          January 30, 1996